Earnings Release

Mastercard Incorporated Reports Third Quarter 2025 Financial Results

•Third quarter net income of $3.9 billion, and diluted earnings per share (EPS) of $4.34
•Third quarter adjusted net income of $4.0 billion, and adjusted diluted EPS of $4.38
•Third quarter net revenue of $8.6 billion, an increase of 17%, or 15% on a currency-neutral basis
•Third quarter gross dollar volume up 9% and purchase volume up 10%, on a local currency basis
Purchase, NY - October 30, 2025 - Mastercard Incorporated (NYSE: MA) today announced financial results for the third quarter 2025.

“Mastercard delivered another strong quarter, with net revenue growth of 17% year-over-year, or 15% on a currency-neutral basis, driven by healthy consumer and business spending and continued robust performance of our differentiated services,” said Michael Miebach, Mastercard CEO. “This quarter, these value-added services and solutions delivered net revenue growth of 25% year-over-year, or 22% on a currency-neutral basis. We launched the Mastercard Commerce Media network, new cyber threat intelligence solutions for payments and expanded agentic commerce capabilities, all industry-shaping innovations aimed at driving customer value and unlocking new buying centers.”

Quarterly Results

Third Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q3 2025	Q3 2024	Reported GAAP	Currency-neutral
Net revenue	$8.6	$7.4	17%	15%
Operating expenses	$3.5	$3.4	5%	4%
Operating income	$5.1	$4.0	26%	23%
Operating margin	58.8%	54.3%	4.5 ppt	4.1 ppt
Effective income tax rate	21.5%	15.6%	5.9 ppt	5.3 ppt
Net income	$3.9	$3.3	20%	18%
Diluted EPS	$4.34	$3.53	23%	20%

Key Third Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q3 2025	Q3 2024	As adjusted	Currency-neutral
Net revenue	$8.6	$7.4	17%	15%
Adjusted operating expenses	$3.5	$3.0	15%	14%
Adjusted operating margin	59.8%	59.3%	0.5 ppt	0.2 ppt
Adjusted effective income tax rate	21.4%	16.3%	5.1 ppt	4.6 ppt
Adjusted net income	$4.0	$3.6	10%	8%
Adjusted diluted EPS	$4.38	$3.89	13%	11%
[1] The Key Third Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 11 (“Third Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q3 2025 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 9%	up 15%	up 10%
The following information is provided to aid in understanding Mastercard’s third quarter 2025 results, versus the year ago period.
•Net revenue increased 17%, or 15% on a currency-neutral basis. This increase includes a 1 percentage point increase from acquisitions. The remaining increase was attributable to organic growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 12%, or 10% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 9%, on a local currency basis, to $2.7 trillion.
•Cross-border volume growth of 15% on a local currency basis.
•Switched transactions growth of 10%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 16%, or 15% on a currency-neutral basis, primarily due to an increase in our key drivers, as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 25%, or 22% on a currency-neutral basis. This includes a 3 percentage point increase from acquisitions. The remaining increase was driven primarily by growth in our underlying drivers, security and digital and authentication solutions, consumer acquisition and engagement services, business and market insights, and pricing.
•Total operating expenses increased 5% as compared to 2024, primarily due to higher general and administrative expenses (which included the impact of a restructuring charge in 2024), partially offset by lower litigation provisions. Excluding the impact of Third Quarter Special Items, adjusted operating expenses increased 15%, or 14% on a currency-neutral basis. This increase includes a 4 percentage point increase from acquisitions. The remaining increase was primarily due to higher general and administrative expenses.
•Other income (expense) was favorable $76 million versus the year ago period, primarily due to net gains in the current year versus net losses in the prior year on our equity investments, partially offset by increased interest expense. Excluding the impact of net gains and losses on our equity investments, adjusted other income (expense) was unfavorable $28 million versus the year ago period primarily due to increased interest expense.
•The effective tax rate for the third quarter of 2025 was 21.5%, versus 15.6% for the comparable period in 2024. The adjusted effective tax rate for the third quarter of 2025 was 21.4%, versus 16.3% for the comparable period in 2024. Both the as-reported and as-adjusted effective tax rates were higher in 2025 primarily due to the 15% global minimum tax (Pillar 2 Rules) that took effect in 2025 in Singapore and various other jurisdictions as well as a change in our geographic mix of earnings. The Pillar 2 Rules largely offset the reduction to our effective tax rate, which resulted from our incentive grant received from the Singapore Ministry of Finance.
•As of September 30, 2025, the company’s customers had issued 3.6 billion Mastercard and Maestro-branded cards.

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Year-to-date Results

Year-to-date Operating Results			Increase / (Decrease)
$ in billions, except per share data	2025	2024	Reported GAAP	Currency-neutral
Net revenue	$24.0	$20.7	16%	16%
Operating expenses	$10.0	$9.0	11%	10%
Operating income	$14.0	$11.6	20%	20%
Operating margin	58.3%	56.3%	2.0 ppt	2.0 ppt
Effective income tax rate	20.4%	16.1%	4.3 ppt	4.2 ppt
Net income	$10.9	$9.5	14%	14%
Diluted EPS	$12.00	$10.25	17%	17%

Key Year-to-date Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2025	2024	As adjusted	Currency-neutral
Net revenue	$24.0	$20.7	16%	16%
Adjusted operating expenses	$9.7	$8.4	14%	14%
Adjusted operating margin	59.7%	59.2%	0.5 ppt	0.5 ppt
Adjusted effective income tax rate	20.5%	16.6%	3.9 ppt	3.9 ppt
Adjusted net income	$11.1	$10.0	11%	11%
Adjusted diluted EPS	$12.25	$10.78	14%	13%
[1] The Key Year-to-date Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 12 (“Year-to-date Special Items”) and/or the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 12 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-date 2025 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 9%	up 15%	up 10%
The following information is provided to aid in understanding Mastercard’s year-to-date 2025 results, versus the year ago period.
•Net revenue increased 16%, as reported and on a currency-neutral basis. This increase includes a 1 percentage point increase from acquisitions. The remaining increase was attributable to organic growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 13%, as reported and on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 9%, on a local currency basis, to $7.8 trillion.
•Cross-border volume growth of 15% on a local currency basis.
•Switched transactions growth of 10%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 15%, as reported and on a currency-neutral basis, primarily due to an increase in our key drivers, as well as new and renewed deals.

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▪Value-added services and solutions net revenue increased 22%, or 21% on a currency-neutral basis. This includes a 3 percentage point increase from acquisitions. The remaining increase was driven primarily by growth in our underlying drivers, security and digital and authentication solutions, consumer acquisition and engagement services, and pricing.
•Total operating expenses increased 11% as compared to 2024, primarily due to higher general and administrative expenses (which included the impact of a restructuring charge in 2024), partially offset by lower litigation provisions. Excluding the impact of Year-to-date Special Items, adjusted operating expenses increased 14%, as reported and on a currency-neutral basis. This increase includes a 4 percentage point increase from acquisitions. The remaining increase was primarily due to higher general and administrative expenses.
•Other income (expense) was unfavorable $4 million versus the year ago period, primarily due to increased interest expense, partially offset by net gains in the current year versus net losses in the prior year on our equity investments. Excluding the impact of net gains and losses on our equity investments, adjusted other income (expense) was unfavorable $90 million versus the prior year primarily due to increased interest expense.
•The effective tax rate for year-to-date 2025 was 20.4%, versus 16.1% for the comparable period in 2024. The adjusted effective tax rate for year-to-date 2025 was 20.5%, versus 16.6% for the comparable period in 2024. Both the as-reported and as-adjusted effective tax rates were higher in 2025 primarily due to the Pillar 2 Rules that took effect in 2025 in Singapore and various other jurisdictions as well as a change in our geographic mix of earnings. The Pillar 2 Rules largely offset the reduction to our effective tax rate, which resulted from our incentive grant received from the Singapore Ministry of Finance.
Return of Capital to Shareholders
During the third quarter of 2025, Mastercard repurchased 5.8 million shares at a cost of $3.3 billion and paid $687 million in dividends.
Quarter-to-date through October 27, the company repurchased 2.1 million shares at a cost of $1.2 billion, which leaves $5.8 billion remaining under approved share repurchase programs.
Third Quarter 2025 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its third quarter 2025 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the company’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to

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update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, AI, information security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, countering the financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practices regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the impact of environmental, social and governance matters and related stakeholder reaction
•the inability to attract and retain a highly qualified workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•exposure to loss or illiquidity due to our role as guarantor as well as other contractual obligations and discretionary actions we may take
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent reports on Forms 10-Q and 8-K.

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About Mastercard (NYSE: MA)
Mastercard powers economies and empowers people in more than 220 countries and territories worldwide. Together with our customers, we are building a resilient economy where everyone can prosper. We support a wide range of digital payments choices, making transactions secure, simple, smart and accessible. Our technology and innovation, partnerships and networks combine to deliver a unique set of products and services that help people, businesses and governments realize their greatest potential.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Devin Corr or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statements of Operations (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions, except per share data)
Net Revenue	$8,602	$7,369	$23,985	$20,678
Operating Expenses:
General and administrative	2,923	2,744	8,212	7,448
Advertising and marketing	245	220	610	520
Depreciation and amortization	290	225	846	666
Provision for litigation	83	176	330	400
Total operating expenses	3,541	3,365	9,998	9,034
Operating income	5,061	4,004	13,987	11,644
Other Income (Expense):
Investment income	81	76	239	231
Gains (losses) on equity investments, net	41	(62)	16	(69)
Interest expense	(186)	(159)	(563)	(462)
Other income (expense), net	2	7	23	19
Total other income (expense)	(62)	(138)	(285)	(281)
Income before income taxes	4,999	3,866	13,702	11,363
Income tax expense	1,072	603	2,794	1,831
Net Income	$3,927	$3,263	$10,908	$9,532
Basic Earnings per Share	$4.35	$3.54	$12.02	$10.27
Basic weighted-average shares outstanding	903	923	908	928
Diluted Earnings per Share	$4.34	$3.53	$12.00	$10.25
Diluted weighted-average shares outstanding	905	925	909	930

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Consolidated Balance Sheets (Unaudited)
	September 30, 2025	December 31, 2024
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$10,313	$8,442
Restricted cash and restricted cash equivalents	478	492
Restricted security deposits held for customers	2,054	1,874
Investments	335	330
Accounts receivable	4,247	3,773
Settlement assets	1,842	1,821
Prepaid expenses and other current assets	3,954	2,992
Total current assets	23,223	19,724
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,656 and $2,393, respectively	2,299	2,138
Deferred income taxes	1,546	1,614
Goodwill	9,574	9,193
Other intangible assets, net of accumulated amortization of $2,927 and $2,400, respectively	5,591	5,453
Other assets	11,056	9,959
Total Assets	$53,289	$48,081

Liabilities and Equity
Current liabilities:
Accounts payable	$935	$929
Settlement obligations	2,422	2,316
Restricted security deposits held for customers	2,054	1,874
Accrued litigation	943	930
Accrued expenses	11,979	10,393
Short-term debt	—	750
Other current liabilities	2,360	2,028
Total current liabilities	20,693	19,220
Long-term debt	18,983	17,476
Deferred income taxes	326	317
Other liabilities	5,368	4,553
Total Liabilities	45,370	41,566

Commitments and Contingencies

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,405 and 1,404 shares issued and 893 and 907 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 shares issued and outstanding	—	—
Additional paid-in-capital	6,757	6,442
Class A treasury stock, at cost, 512 and 497 shares, respectively	(79,670)	(71,431)
Retained earnings	81,752	72,907
Accumulated other comprehensive income (loss)	(935)	(1,433)
Mastercard Incorporated Stockholders' Equity	7,904	6,485
Non-controlling interests	15	30
Total Equity	7,919	6,515
Total Liabilities and Equity	$53,289	$48,081

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Consolidated Statements of Cash Flows (Unaudited)
	Nine Months Ended September 30,
	2025	2024
	(in millions)
Operating Activities
Net income	$10,908	$9,532
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer incentives	1,526	1,328
Depreciation and amortization	846	666
(Gains) losses on equity investments, net	(16)	69
Share-based compensation	485	418
Deferred income taxes	77	(261)
Other	99	117
Changes in operating assets and liabilities:
Accounts receivable	(264)	99
Settlement assets	(14)	(743)
Prepaid expenses	(2,939)	(2,776)
Accrued litigation and legal settlements	(4)	(59)
Restricted security deposits held for customers	180	23
Accounts payable	(28)	59
Settlement obligations	102	731
Accrued expenses	658	671
Net change in other assets and liabilities	1,030	72
Net cash provided by operating activities	12,646	9,946
Investing Activities
Purchases of investment securities available-for-sale	(385)	(414)
Purchases of investments held-to-maturity	(28)	(98)
Proceeds from sales of investment securities available-for-sale	192	171
Proceeds from maturities of investment securities available-for-sale	183	204
Proceeds from maturities of investments held-to-maturity	46	363
Purchases of property and equipment	(377)	(379)
Capitalized software	(548)	(565)
Other investing activities	(24)	(6)
Net cash used in investing activities	(941)	(724)
Financing Activities
Purchases of treasury stock	(8,169)	(7,565)
Dividends paid	(2,072)	(1,842)
Proceeds from debt, net	1,242	3,960
Payment of debt	(750)	(1,336)
Tax withholdings related to share-based payments	(283)	(175)
Cash proceeds from employee stock plans	139	163
Other financing activities	(100)	—
Net cash used in financing activities	(9,993)	(6,795)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	325	75
Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	2,037	2,502
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	10,808	10,465
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$12,845	$12,967

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Non-GAAP Financial Information
Non-GAAP financial information is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). As described more fully below, these non-GAAP financial measures exclude, where applicable, the impact of gains and losses on the company’s equity investments, which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude, where applicable, the impact of special items, which represent litigation judgments and settlements and/or certain one-time items, as well as the related tax impacts.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency of the entity. The impact of the related realized gains and losses resulting from the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses) is recognized in the respective financial statement line item on the statements of operations when the underlying forecasted transactions impact earnings. The translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments as specified above have been excluded from the company’s currency-neutral growth rates.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation, among other things. The company excluded these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items. The presentation of non-GAAP financial measures should not be relied upon as substitutes for the company’s measures calculated in accordance with GAAP.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures in the non-GAAP reconciliation tables below.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended September 30, 2025
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,541	58.8%	$(62)	21.5%	$3,927	$4.34
(Gains) losses on equity investments [1]	**	**	(41)	—%	(31)	(0.03)
Litigation provisions [2]	(83)	1.0%	**	—%	65	0.07
Adjusted - Non-GAAP	$3,459	59.8%	$(103)	21.4%	$3,961	$4.38

	Three Months Ended September 30, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,365	54.3%	$(138)	15.6%	$3,263	$3.53
(Gains) losses on equity investments [1]	**	**	62	(0.3)%	63	0.07
Litigation provisions [3]	(176)	2.4%	**	0.7%	120	0.13
Restructuring charge [4]	(190)	2.6%	**	0.3%	147	0.16
Adjusted - Non-GAAP	$2,999	59.3%	$(75)	16.3%	$3,593	$3.89

	Three Months Ended September 30, 2025 as compared to the Three Months Ended September 30, 2024
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	5%	4.5	ppt	5.9	ppt	20%	23%
(Gains) losses on equity investments [1]	**	**		0.2	ppt	(3)%	(3)%
Litigation provisions [2,3]	3%	(1.4)	ppt	(0.7)	ppt	(2)%	(2)%
Restructuring charge [4]	7%	(2.6)	ppt	(0.3)	ppt	(5)%	(5)%
Adjusted - Non-GAAP	15%	0.5	ppt	5.1	ppt	10%	13%
Currency impact [5]	(1)%	(0.3)	ppt	(0.5)	ppt	(2)%	(2)%
Adjusted - Non-GAAP - currency-neutral	14%	0.2	ppt	4.6	ppt	8%	11%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Represents Q3’25 net pre-tax gains of $41 million and Q3’24 net pre-tax losses of $62 million primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Third Quarter Special Items
2.Represents Q3’25 pre-tax charges of $83 million primarily due to a legal provision associated with the U.S. liability shift litigation.
3.Represents Q3’24 pre-tax charges of $176 million primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
4.Represents Q3’24 pre-tax charge of $190 million as a result of a restructuring action intended to streamline our organization, delivering efficiencies to enable reinvestment in our business to support the realization of our long-term growth opportunities.
Other Notes
5.Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Non-GAAP Reconciliations (YTD)
	Nine Months Ended September 30, 2025
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$9,998	58.3%	$(285)	20.4%	$10,908	$12.00
(Gains) losses on equity investments [1]	**	**	(16)	—%	(11)	(0.01)
Litigation provisions [2]	(330)	1.4%	**	0.2%	240	0.26
Adjusted - Non-GAAP	$9,668	59.7%	$(301)	20.5%	$11,136	$12.25

	Nine Months Ended September 30, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$9,034	56.3%	$(281)	16.1%	$9,532	$10.25
(Gains) losses on equity investments [1]	**	**	69	(0.1)%	67	0.07
Litigation provisions [3]	(400)	1.9%	**	0.5%	281	0.30
Restructuring charge [4]	(190)	0.9%	**	0.1%	147	0.16
Adjusted - Non-GAAP	$8,444	59.2%	$(211)	16.6%	$10,027	$10.78

	Nine Months Ended September 30, 2025 as compared to the Nine Months Ended September 30, 2024
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	11%	2.0	ppt	4.3	ppt	14%	17%
(Gains) losses on equity investments [1]	**	**		0.1	ppt	(1)%	(1)%
Litigation provisions [2,3]	1%	(0.6)	ppt	(0.3)	ppt	(1)%	(1)%
Restructuring charge [4]	3%	(0.9)	ppt	(0.1)	ppt	(2)%	(2)%
Adjusted - Non-GAAP	14%	0.5	ppt	3.9	ppt	11%	14%
Currency impact [5]	—%	—	ppt	(0.1)	ppt	—%	—%
Adjusted - Non-GAAP - currency-neutral	14%	0.5	ppt	3.9	ppt	11%	13%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Represents year-to-date 2025 net pre-tax gains of $16 million and year-to-date 2024 net pre-tax losses of $69 million primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Year-to-date Special Items
2.Represents year-to-date 2025 pre-tax charges of $330 million primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation, a legal provision associated with the U.S. liability shift litigation and a legal provision associated with the ATM non-discrimination rule surcharge complaints.
3.Represents year-to-date 2024 pre-tax charges of $400 million primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation, settlements with a number of U.K. merchants and a legal provision associated with the ATM non-discrimination rule surcharge complaints.
4.Represents year-to-date 2024 pre-tax charge of $190 million as a result of a restructuring action intended to streamline our organization, delivering efficiencies to enable reinvestment in our business to support the realization of our long-term growth opportunities.
Other Notes
5.Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Mastercard Incorporated Operating Performance
	Three Months Ended September 30, 2025
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$632	5.6%	5.9%	$484	8.5%	12,911	10.7%	$148	(1.9)%	1,439	1,001
Canada	71	5.3%	6.3%	69	6.3%	1,193	7.4%	2	6.5%	7	93
Europe	996	15.0%	11.4%	806	13.1%	21,118	9.5%	190	4.6%	923	961
Latin America	229	13.0%	13.4%	169	17.0%	7,415	15.0%	59	4.2%	414	538
Worldwide less United States	1,927	11.1%	9.5%	1,528	11.7%	42,637	10.7%	399	2.1%	2,782	2,593
United States	819	6.7%	6.7%	752	7.0%	11,599	6.6%	67	3.2%	298	723
Worldwide	2,747	9.8%	8.7%	2,280	10.1%	54,236	9.8%	466	2.2%	3,080	3,316
Mastercard Credit and Charge Programs
Worldwide less United States	846	9.8%	9.6%	807	10.0%	17,879	8.0%	39	1.4%	152	832
United States	424	6.7%	6.7%	413	6.7%	4,474	6.6%	11	9.2%	10	353
Worldwide	1,271	8.7%	8.6%	1,220	8.9%	22,353	7.7%	51	3.0%	161	1,184
Mastercard Debit Programs
Worldwide less United States	1,081	12.2%	9.5%	721	13.6%	24,759	12.8%	360	2.1%	2,630	1,761
United States	395	6.6%	6.6%	339	7.3%	7,124	6.6%	56	2.0%	288	370
Worldwide	1,476	10.7%	8.7%	1,060	11.5%	31,883	11.4%	416	2.1%	2,918	2,132

	Nine Months Ended September 30, 2025
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,818	4.3%	5.6%	$1,372	7.3%	36,780	9.8%	$446	0.7%	4,328	1,001
Canada	202	2.5%	5.3%	196	5.4%	3,359	6.8%	6	3.2%	19	93
Europe	2,734	13.7%	12.5%	2,203	14.2%	59,680	10.2%	532	5.8%	2,745	961
Latin America	646	6.3%	14.5%	476	18.3%	21,214	13.8%	170	5.2%	1,259	538
Worldwide less United States	5,400	9.0%	10.0%	4,247	11.9%	121,034	10.6%	1,153	3.7%	8,351	2,593
United States	2,395	6.7%	6.7%	2,196	6.9%	33,511	6.4%	199	4.5%	873	723
Worldwide	7,795	8.3%	9.0%	6,443	10.1%	154,544	9.7%	1,352	3.8%	9,224	3,316
Mastercard Credit and Charge Programs
Worldwide less United States	2,374	6.9%	9.1%	2,260	9.5%	51,119	7.8%	115	1.5%	453	832
United States	1,229	6.3%	6.3%	1,195	6.2%	12,752	6.2%	33	8.0%	27	353
Worldwide	3,603	6.7%	8.1%	3,455	8.3%	63,871	7.4%	148	2.9%	480	1,184
Mastercard Debit Programs
Worldwide less United States	3,026	10.8%	10.8%	1,987	14.8%	69,915	12.7%	1,038	3.9%	7,898	1,761
United States	1,167	7.1%	7.1%	1,001	7.6%	20,759	6.6%	166	3.9%	846	370
Worldwide	4,192	9.7%	9.7%	2,988	12.3%	90,673	11.3%	1,204	3.9%	8,744	2,132

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

Mastercard Incorporated Operating Performance
	Three Months Ended September 30, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$598	5.6%	7.5%	$447	8.4%	11,664	10.7%	$151	5.0%	1,503	953
Canada	68	3.5%	5.2%	66	5.1%	1,111	8.3%	2	10.4%	6	84
Europe	866	14.3%	15.1%	690	16.3%	19,283	13.2%	177	10.6%	980	884
Latin America	202	5.5%	18.8%	145	22.0%	6,449	14.7%	57	11.4%	468	466
Worldwide less United States	1,734	9.6%	12.4%	1,348	13.6%	38,507	12.5%	386	8.4%	2,957	2,387
United States	768	6.7%	6.7%	703	7.1%	10,879	7.3%	65	3.4%	302	684
Worldwide	2,502	8.7%	10.6%	2,052	11.2%	49,386	11.3%	451	7.7%	3,259	3,071
Mastercard Credit and Charge Programs
Worldwide less United States	771	7.1%	10.6%	732	10.9%	16,556	9.8%	39	6.5%	158	807
United States	398	5.8%	5.8%	387	6.1%	4,197	5.8%	10	(6.4)%	9	333
Worldwide	1,168	6.6%	8.9%	1,119	9.2%	20,753	9.0%	49	3.5%	168	1,140
Mastercard Debit Programs
Worldwide less United States	963	11.8%	13.8%	616	17.0%	21,950	14.6%	347	8.6%	2,798	1,579
United States	370	7.8%	7.8%	316	8.2%	6,682	8.3%	55	5.5%	293	351
Worldwide	1,334	10.6%	12.1%	932	13.8%	28,633	13.1%	402	8.2%	3,091	1,931

	Nine Months Ended September 30, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,742	2.6%	6.6%	$1,298	8.1%	33,504	10.8%	$444	2.6%	4,443	953
Canada	197	5.0%	6.1%	191	5.9%	3,144	9.1%	6	13.8%	18	84
Europe	2,405	12.3%	15.0%	1,904	16.5%	54,172	14.6%	501	9.7%	2,894	884
Latin America	608	13.4%	18.9%	435	21.6%	18,635	16.7%	174	12.6%	1,370	466
Worldwide less United States	4,952	8.6%	12.0%	3,828	13.5%	109,455	13.6%	1,124	7.2%	8,725	2,387
United States	2,246	6.5%	6.5%	2,055	6.8%	31,480	7.2%	190	2.9%	876	684
Worldwide	7,198	7.9%	10.2%	5,883	11.1%	140,935	12.1%	1,315	6.6%	9,600	3,071
Mastercard Credit and Charge Programs
Worldwide less United States	2,221	6.5%	11.1%	2,106	11.2%	47,441	11.4%	115	8.3%	479	807
United States	1,156	6.0%	6.0%	1,125	6.2%	12,013	5.9%	31	(0.9)%	28	333
Worldwide	3,377	6.3%	9.3%	3,231	9.4%	59,454	10.2%	146	6.2%	507	1,140
Mastercard Debit Programs
Worldwide less United States	2,731	10.2%	12.8%	1,722	16.4%	62,014	15.3%	1,009	7.1%	8,246	1,579
United States	1,090	7.0%	7.0%	930	7.6%	19,467	8.0%	159	3.7%	848	351
Worldwide	3,821	9.3%	11.1%	2,652	13.1%	81,481	13.5%	1,169	6.7%	9,094	1,931

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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